Exhibit 99.5

March 22, 2021

Dear SYNNEX Partner,

I am excited to share with you that this morning we announced a definitive agreement to merge with Tech Data. Together, SYNNEX and Tech Data will be a global industry leader in the technology distribution space. As you know, the pace of change within our industry has been accelerating for quite some time, and requires consistently higher levels of innovation, investment, and scale. To that end, we believe that now is the right time to partner with Tech Data and position our combined company for future growth. This combination will enable us to further accelerate the pace of investments and innovation to address your current and future needs. As a joint company with unparalleled scale, we will be able to provide increased value to your organization.

As with our prior M&A transactions, we have looked for a partner that is the right fit for our company, and we believe that the combination with Tech Data is compelling for several reasons. First, we will be able to accelerate our growth trajectory beyond what we could have done by making several smaller acquisitions over a longer time. Second, given the complementary geographic footprints between us and Tech Data, we immediately gain a truly global presence with which to better serve you. Third, we can further strengthen our capabilities and skillsets as an extension of your sales team, by combining our two talented workforces of over 22,000 associates. Lastly, both SYNNEX and Tech Data share strong, values-driven cultures, which we expect to build upon as a joint company and as an employer of choice.

I can also share with you that Rich Hume, CEO of Tech Data will be the CEO of the combined company. I will be the Executive Chair of the Board of Directors, with an active role in the ongoing strategy, integration and Hyve business, among other responsibilities. I look forward to working alongside Rich going forward.

We greatly appreciate your business and the longstanding relationship that we have had with your firm over the years. Through your partnership we have grown to where we are today, and I am very excited for what lies ahead.

In the meantime, Tech Data and SYNNEX remain separate companies and you can expect everything to remain “business as usual”. We expect the transaction to close in the second half of 2021, subject to customary regulatory reviews and approval by our shareholders. We will continue to provide the excellent service that you have become accustomed to and please know that the team supporting you today will remain the same. Rest assured that we have an extensive plan for a seamless integration of the two companies in place, and both teams have deep experience in this area.

We will soon be reaching out to you to discuss the benefits of this transaction. We view this as an investment in our ability to enhance our partnership with you and to continue to provide the solutions and services that help you grow your business.

If you have any questions, please don’t hesitate to reach out to your SYNNEX contact or any member of our leadership team.

Thank you for your continued support and partnership.

Dennis

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Required Disclosures

Additional Information and Where to Find It

In connection with the proposed transaction between SYNNEX Corporation (“SYNNEX”) and Tiger Parent (AP) Corporation, the parent corporation of Tech Data, SYNNEX plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, SYNNEX will mail the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT SYNNEX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by SYNNEX with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

Participants in the Solicitation

SYNNEX and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from SYNNEX’ stockholders in connection with the transaction. Information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC. You may obtain information about SYNNEX’ executive officers and directors in SYNNEX’ definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on February 10, 2021. To the extent holdings of such participants in SYNNEX’ securities are not reported, or have changed since the amounts described in the proxy statement for the 2021 annual meeting of stockholders, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and SYNNEX’ website at http://ir.synnex.com.

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Forward-Looking Statements

DISCLOSURE NOTICE: This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, related to SYNNEX and the proposed acquisition of Tiger Parent (AP) Corporation, the parent entity of Tech Data Corporation (the “Company” and “Tech Data” respectively) by SYNNEX. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the financial or operating results of SYNNEX or the combined company. These forward-looking statements may be identified by terms such as “anticipate”, “believe”, “foresee”, “expect”, “intend”, “plan”, “may”, “will”, “could” and “should” and the negative of these terms or other similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, including future financial and operating results, plans, objectives, expectations and intentions; the anticipated timing of closing of the acquisition; and the methods SYNNEX will use to finance the cash portion of the transaction. In addition, all statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to customers, vendors, employees, stockholders and other constituents of the combined company, integrating the companies, synergies, expanded global footprint, operating improvements, financial strength and investment power, expanded offerings, capital structure, dividends, support from customers and vendors, cost benefits and purchasing efficiencies, post-closing growth expectations and the expected timetable for completing the proposed transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory and stockholder approval) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX, Tech Data, the Company or the combined company; failure to protect proprietary or personally identifiable data against unauthorized access or unintended release; the ability to retain key personnel; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the capital stock of SYNNEX, and on SYNNEX’ and Tech Data’s operating results; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the financing of the transaction; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic); future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments.

A further description of risks and uncertainties relating to SYNNEX can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

SYNNEX does not assume any obligation to update the forward-looking statements contained in this document as the result of new information or future events or developments.

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